Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 4th QUARTER 2009 RESULTS

Denver, Colorado, February 10, 2010 – DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2009. Net income attributable to DaVita Inc. for the quarter and year ended December 31, 2009 was $109.7 million and $422.7 million, or $1.06 per share and $4.06 per share, respectively. This compares to net income attributable to DaVita Inc. for the quarter and year ended December 31, 2008 of $98.4 million and $374.2 million, or $0.94 per share and $3.53 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2009 operating cash flow was $667 million and free cash flow was $485 million. For the three months ended December 31, 2009 operating cash flow was $153 million and free cash flow was $97 million.

•

Operating Income: Operating income for the quarter and year ended December 31, 2009 was $239 million and $940 million, respectively, as compared to $223 million and $869 million, respectively, for the same periods of 2008.

•

Volume: Total treatments for the fourth quarter of 2009 were 4,360,638, or 55,198 treatments per day, representing a per day increase of 5.2% over the fourth quarter of 2008. Non-acquired treatment growth in the quarter was 4.8% over the prior year’s fourth quarter.

•

Effective Tax Rate: Our effective tax rate was 35.5% and 36.7% for the quarter and year ended December 31, 2009, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 38.5% and 39.7% for the quarter and year ended December 31, 2009, respectively, which was within the range of our previously stated guidance. Our effective tax rate for 2010 is projected to be in the range of 36.5% to 37.5% and our 2010 effective tax rate attributable to DaVita Inc. is projected to be in a range of 39.5% to 40.5%.

•

Share Repurchases: During the fourth quarter of 2009, we repurchased a total of 1,049,435 shares of our common stock for $59.1 million, or an average price of $56.32 per share. For the year ended December 31, 2009, we repurchased a total of 2,902,619 shares of our common stock for $153.5 million, or an average price of $52.88 per share. All of these share repurchases were consummated pursuant to previously announced authorizations by our Board of Directors. On November 3, 2009, we announced that our Board of Directors authorized an additional $500 million for share repurchases. To date, we have not repurchased any shares of our common stock under this authorization. As a result of these transactions, our total authorization for share repurchases is currently $500 million.

•

Center Activity: As of December 31, 2009, we operated or provided administrative services at 1,530 outpatient dialysis centers serving approximately 118,000 patients, of which 1,498 centers are consolidated in our financial statements. During the fourth quarter of 2009, we acquired seven centers, opened 17 new centers, merged five centers, and sold one center.

Outlook

Currently we still expect our operating income for 2010 to be in the range of $950 million to $1,020 million and we also expect our operating cash flows for 2010 to be in the range of $675 million to $725 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the fourth quarter ended December 31, 2009 on February 11, 2010 at 9:30 a.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2010 operating income, operating cash flow, our expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•

a reduction in government payment rates or changes to the structure of payments under the Medicare ESRD program or other government based programs, including, for example the implementation of a bundled payment rate system which will lower reimbursement for services we provide to Medicare patients,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Net operating revenues	$1,568,204	$1,461,010	$6,108,800	$5,660,173
Operating expenses and charges:
Patient care costs	1,095,046	1,011,344	4,248,668	3,920,487
General and administrative	137,161	133,659	531,531	508,240
Depreciation and amortization	56,865	56,244	228,986	216,917
Provision for uncollectible accounts	41,796	36,796	161,786	146,229
Equity investment income	(1,376)	(142)	(2,442)	(796)

Total operating expenses and charges	1,329,492	1,237,901	5,168,529	4,791,077

Operating income	238,712	223,109	940,271	869,096
Debt expense	(44,831)	(55,825)	(185,755)	(224,716)
Other income	682	2,080	3,708	12,411

Income before income taxes	194,563	169,364	758,224	656,791
Income tax expense	68,980	59,618	278,465	235,471

Net income	125,583	109,746	479,759	421,320
Less: Net income attributable to noncontrolling interests	(15,859)	(11,381)	(57,075)	(47,160)

Net income attributable to DaVita Inc.	$109,724	$98,365	$422,684	$374,160

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$1.07	$0.95	$4.08	$3.56

Diluted earnings per share attributable to DaVita Inc.	$1.06	$0.94	$4.06	$3.53

Weighted average shares for earnings per share:
Basic	102,711,126	103,897,138	103,603,885	105,149,448

Diluted	103,735,571	104,530,333	104,167,685	105,939,725

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$479,759	$421,320
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	228,986	216,917
Stock-based compensation expense	44,422	41,235
Tax benefits from stock award exercises	18,241	13,988
Excess tax benefits from stock award exercises	(6,950)	(8,013)
Deferred income taxes	50,869	94,912
Equity investment income, net	(204)	(796)
Loss on disposal of assets	9,761	15,216
Non-cash debt and non-cash rent charges	11,184	11,794
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(32,313)	(149,939)
Inventories	15,115	(2,715)
Other receivables and other current assets	(35,104)	(40,960)
Other long-term assets	7,288	(11,929)
Accounts payable	(104,879)	57,422
Accrued compensation and benefits	(9,138)	(31,602)
Other current liabilities	(43,543)	8,871
Income taxes	44,578	(30,087)
Other long-term liabilities	(11,362)	8,067

Net cash provided by operating activities	666,710	613,701

Cash flows from investing activities:
Additions of property and equipment	(274,605)	(317,962)
Acquisitions	(87,617)	(101,959)
Proceeds from asset sales	7,697	530
Purchase of investments available for sale	(2,062)	(2,009)
Purchase of investments held-to-maturity	(22,664)	(21,048)
Proceeds from sale of investments available for sale	16,693	21,291
Proceeds from maturities of investments held-to-maturity	16,380	21,355
Purchase of equity investments	(2,100)	—
Distributions received on equity investments	2,547	908
Purchase of intangible assets	(329)	(65)
Other investment activity	—	1,220

Net cash used in investing activities	(346,060)	(397,739)

Cash flows from financing activities:
Borrowings	18,767,592	17,089,018
Payments on long-term debt	(18,828,824)	(17,102,569)
Deferred financing costs	(42)	(130)
Purchase of treasury stock	(153,495)	(232,715)
Excess tax benefits from stock award exercises	6,950	8,013
Stock award exercises and other share issuances, net	67,908	40,247
Distributions to noncontrolling interests	(67,748)	(59,357)
Contributions from noncontrolling interests	13,071	19,074
Proceeds from sales of additional noncontrolling interests	9,375	10,701
Purchases from noncontrolling interests	(6,859)	(24,409)

Net cash used in financing activities	(192,072)	(252,127)

Net increase (decrease) in cash and cash equivalents	128,578	(36,165)
Cash and cash equivalents at beginning of period	410,881	447,046

Cash and cash equivalents at end of period	$539,459	$410,881

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$539,459	$410,881
Short-term investments	26,475	35,532
Accounts receivable, less allowance of $229,317 and $211,222	1,105,903	1,075,457
Inventories	70,041	84,174
Other receivables	263,456	239,165
Other current assets	40,234	33,761
Income tax receivable	—	32,130
Deferred income taxes	256,953	217,196

Total current assets	2,302,521	2,128,296
Property and equipment, net	1,104,925	1,048,075
Amortizable intangibles, net	136,732	160,521
Equity investments	22,631	19,274
Long-term investments	7,616	5,656
Other long-term assets	32,615	47,330
Goodwill	3,951,196	3,876,931

	$7,558,236	$7,286,083

LIABILITIES AND EQUITY
Accounts payable	$176,657	$282,883
Other liabilities	461,092	495,239
Accrued compensation and benefits	286,121	312,216
Current portion of long-term debt	100,007	72,725
Income taxes payable	23,064	—

Total current liabilities	1,046,941	1,163,063
Long-term debt	3,532,217	3,622,421
Other long-term liabilities	87,692	101,442
Alliance and product supply agreement, net	30,647	35,977
Deferred income taxes	334,855	244,884

Total liabilities	5,032,352	5,167,787
Commitments and contingencies
Noncontrolling interests subject to put provisions	331,725	291,397
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,062,698 and 103,753,673 shares outstanding)	135	135
Additional paid-in capital	621,685	584,358
Retained earnings	2,312,134	1,889,450
Treasury stock, at cost (31,799,585 and 31,108,610 shares)	(793,340)	(691,857)
Accumulated other comprehensive loss	(5,548)	(14,339)

Total DaVita Inc. shareholders’ equity	2,135,066	1,767,747
Noncontrolling interests not subject to put provisions	59,093	59,152

Total equity	2,194,159	1,826,899

	$7,558,236	$7,286,083

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
1. Consolidated Financial Results:
Revenues	$1,568	$1,574	$1,461	$6,109
Operating income	$238.7	$245.0	$223.1	$940.3
Operating income margin	15.2%	15.6%	15.3%	15.4%
Net income attributable to DaVita Inc.	$109.7	$110.9	$98.4	$422.7
Diluted earnings per share attributable to DaVita Inc.	$1.06	$1.06	$0.94	$4.06
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(1)	69.8%	69.6%	69.2%	69.5%
General and administrative expenses as a percent of consolidated revenue (1)	8.7%	8.6%	9.1%	8.7%
Bad debt expense as a percent of consolidated revenue	2.7%	2.7%	2.5%	2.6%
Consolidated effective tax rate attributable to DaVita Inc.(2)	38.5%	40.0%	37.7%	39.7%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,483	$1,491	$1,389	$5,792
Direct operating expenses	1,229	1,231	1,150	4,792

Dialysis segment margin	$254	$260	$240	$1,000

Other – Ancillary services and strategic initiatives
Revenues	$85	$83	$72	$317
Direct operating expenses	91	87	77	335

Ancillary segment loss	$(6)	$(4)	$(6)	$(18)

Total segment margin	$248	$256	$234	$982
Reconciling items:
Stock-based compensation	(11)	(11)	(11)	(44)
Equity investment income	1	1	—	2

Consolidated operating income	$239	$245	$223	$940

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	4,360,638	4,339,195	4,172,468	17,010,450
Number of treatment days	79.0	79.0	79.5	312.5
Treatments per day	55,198	54,927	52,484	54,433
Per day year over year increase	5.2%	6.1%	4.9%	5.4%
Non-acquired growth year over year	4.8%	5.2%	4.0%	4.6%
Revenue
Dialysis and related lab services revenue per treatment	$339.43	$343.14	$332.61	$339.97
Per treatment (decrease) increase from previous quarter	(1.1%)	0.8%	(1.1%)	—
Per treatment increase from previous year	2.1%	2.0%	1.4%	1.9%
Percent of consolidated revenue	94.5%	94.7%	95.1%	94.8%
Expenses
Patient care costs
Percent of segment revenue	68.9%	69.0%	68.6%	68.8%
Per treatment	$234.18	$237.21	$228.29	$234.34
Per treatment (decrease) increase from previous quarter	(1.3%)	1.4%	(1.8%)	—
Per treatment increase from previous year	2.6%	2.0%	2.3%	2.1%
General and administrative expenses
Percent of segment revenue	7.5%	7.1%	7.7%	7.4%
Per treatment	$25.66	$24.39	$25.59	$25.09
Per treatment increase (decrease) from previous quarter	5.2%	(3.0%)	2.9%	—
Per treatment increase (decrease) from previous year	0.3%	(2.0%)	(5.4%)	1.3%
5. Cash Flow:
Operating cash flow	$152.6	$167.5	$198.5	$666.7
Operating cash flow last twelve months	$666.7	$712.7	$613.7
Free cash flow(2)	$96.7	$125.5	$144.8	$485.2
Free cash flow, last twelve months(2)	$485.2	$533.3	$450.7
Capital expenditures:
Development and relocations	$33.9	$42.4	$54.7	$160.8
Routine maintenance/IT other	$35.1	$25.0	$39.4	$113.8
Acquisition expenditures	$23.6	$20.7	$24.8	$87.6
6. Accounts Receivable:
Net receivables	$1,106	$1,143	$1,075
DSO	68	70	70

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
7. Debt and Capital Structure:
Total debt(3)	$3,630	$3,654	$3,691
Net debt, net of cash(3)	$3,090	$3,072	$3,281
Leverage ratio (see Note 1 on page 9)	2.56x	2.57x	2.88x
Overall effective weighted average interest rate during the quarter	4.69%	4.79%	5.77%
Overall effective weighted average interest rate at end of the quarter	4.68%	4.76%	5.10%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	2.63%	2.81%	3.48%
Economically fixed interest rates as a percentage of our total debt	59%	61%	69%
Share repurchases	$59.1	$62.4	$63.0	$153.5
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	95%	95%	94%
90 day patients average Hb>=10 <=12	64%	64%	53%
Patients with arteriovenous fistulas placed	65%	64%	62%

(1)	Consolidated percentages of revenue and per treatment amounts are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(2)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(3)	This is a non-GAAP financial measure. It excludes $2.7 million, for the quarter ended December 31, 2009, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended December 31, 2009

Net income attributable to DaVita Inc.	$422,684

Income taxes	278,465

Debt expense	185,755

Depreciation and amortization	228,986

Noncontrolling interests and equity investment income, net	54,633

Other	10,058

Stock-based compensation expense	44,422

“Consolidated EBITDA”	$1,225,003

December 31, 2009

Total debt, excluding debt premium of $2.7 million	$3,629,526

Letters of credit issued	51,889

3,681,415

Less: cash and cash equivalents	(539,459)

Consolidated net debt	$3,141,956

Last twelve months “Consolidated EBITDA”	$1,225,003

Leverage ratio	2.56x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.00 to 1.0 as of December 31, 2009. At that date the Company’s leverage ratio did not exceed 4.00 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances a user’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to a user to fully understand the related income tax effects on DaVita Inc. operating results. This is not a measure under United States generally accepted accounting principles and should not be considered as an alternative to the effective income tax rate.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
Income before income taxes	$194,563	$200,465	$169,364	$758,224

Income tax expense	$68,980	$74,195	$59,618	$278,465

Effective income tax rate	35.5%	37.0%	35.2%	36.7%

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
Income before income taxes	$194,563	$200,465	$169,364	$758,224
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(16,149)	(15,585)	(11,509)	(57,803)

Income before income taxes attributable to DaVita Inc.	$178,414	$184,880	$157,855	$700,421

Income tax expense	$68,980	$74,195	$59,618	$278,465
Less income tax attributable to noncontrolling interests	(290)	(245)	(128)	(728)

Income tax attributable to DaVita Inc.	$68,690	$73,950	$59,490	$277,737

Effective income tax rate attributable to DaVita Inc.	38.5%	40.0%	37.7%	39.7%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2009
	December 31, 2009	September 30, 2009	December 31, 2008
Cash provided by operating activities	$152,591	$167,487	$198,549	$666,710
Less: Income distributions to noncontrolling interests	(20,860)	(16,993)	(14,379)	(67,748)

Cash provided by operating activities attributable to DaVita Inc.	$131,731	$150,494	$184,170	$598,962
Less: Expenditures for routine maintenance and information technology	(35,066)	(25,040)	(39,412)	(113,763)

Free cash flow	$96,665	$125,454	$144,758	$485,199

	Rolling 12-Month Period
	December 31, 2009	September 30, 2009	December 31, 2008
Cash provided by operating activities	$666,710	$712,668	$613,701
Less: Income distributions to noncontrolling interests	(67,748)	(61,267)	(57,770)

Cash provided by operating activities attributable to DaVita Inc.	$598,962	$651,401	$555,931
Less: Expenditures for routine maintenance and information technology	(113,763)	(118,109)	(105,233)

Free cash flow	$485,199	$533,292	$450,698